UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 15, 2022

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	IMH	NYSE American
Preferred Stock Purchase Rights	IMH	NYSE American

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on August 26, 2022, the Company received a notification from the NYSE American LLC (the “NYSE American”) stating that the Company was not in compliance with a certain NYSE American continued listing standard relating to stockholders’ equity. The Company timely submitted a plan on September 26, 2022 to the NYSE American advising of actions the Company intends to take to regain compliance with the continued listing standards.

On November 15, 2022, the Company received a notification (“Acceptance Letter”) from the NYSE American that it has accepted the Company’s plan to regain compliance with the NYSE American’s continued listing standards and has granted the Company until February 26, 2024 to regain such compliance. If the Company does not make progress consistent with the terms of the accepted plan during the plan period or is not in compliance with the NYSE American’s continued listing standards by February 26, 2024, the NYSE American will commence delisting procedures.

Additionally, the Acceptance Letter notified the Company that the Company was not in compliance with a further NYSE American continued listing standard relating to stockholders’ equity (“Deficiency Notice”). Specifically, the Acceptance Letter stated that the Company is not in compliance with Section 1003(a)(i) of the NYSE American Company Guide, which requires an issuer to have stockholders' equity of at least $2,000,000 if such issuer has sustained losses from continuing operations and/or net losses in two of its three most recent fiscal years. The Company reported a stockholder’s deficit of ($6.1) million in its quarterly report on Form 10-Q for the quarter ended September 30, 2022 and net losses in its five most recent fiscal years ended December 31, 2021. No further plan submission or amendment to the submitted plan is required in connection with the new Deficiency Notice.

The Company’s common stock, par value $0.01 per share (“Common Stock”), will continue to be listed on the NYSE American while it attempts to regain compliance with the listing standards noted, subject to the Company’s compliance with other continued listing requirements. The Common Stock will continue to trade under the symbol “IMH,” but will have an added designation of “.BC” to indicate that the Company is not in compliance with the NYSE American’s listing standards. The NYSE American notification does not affect the Company’s business operations or its SEC reporting requirements and does not conflict with or cause an event of default under any of the Company’s material agreements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated November 16, 2022, announcing the receipt of notice of noncompliance from NYSE American.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: November 16, 2022

	By:	/s/ Joseph Joffrion
	Name:	Joseph Joffrion
	Title:	General Counsel